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                                                                     Exhibit 11


Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 21, 1998, relating to the financial statements and financial highlights of each series of Prudential Municipal Series Fund (consisting of Connecticut Money Market Series, Florida Series, Maryland Series, Massachusetts Money Market Series, Massachusetts Series, Michigan Series, New Jersey Money Market Series, New Jersey Series, New York Money Market Series, New York Series, North Carolina Series, Ohio Series and Pennsylvania Series) which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 29, 1998